EXHIBIT 15.1

[Maples and Calder letterhead]

Our ref	NPB/302248/14162659v1
Direct tel	+1 345 814 5211
Email	nick.bullmore@maplesandcalder.com

Ctrip.com International, Ltd.

No. 99 Fu Quan Road

Shanghai 200335, People’s Republic of China

24 April 2008

Dear Sirs,

Re: Ctrip.com International, Ltd. (the “Company”)

We consent to the reference to our firm under the heading “Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2007, which will be filed with the Securities and Exchange Commission in the month of April 2008.

Yours faithfully,

/s/ Maples and Calder
Maples and Calder